UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2013
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2013, Mylan Inc., a Pennsylvania corporation (the "Company") entered into (i) a Sale and Purchase Agreement (the "India SPA"), by and among the Company, Strides Arcolab Limited, a public company incorporated in the Republic of India ("Strides") and certain shareholders of Strides (the "Promoters"), which provides that, upon the terms and subject to the conditions set forth therein, the Company shall purchase from Strides, and Strides shall sell to the Company, the entire issued and outstanding share capital (the "India Acquisition") of Agila Specialties Private Limited, a company incorporated in the Republic of India ("India Company"), and (ii) a Sale and Purchase Agreement (the "Global SPA" and together with the India SPA, the "SPAs"), by and among the Company, Agila Specialties Asia Pte Ltd, a company incorporated in the Republic of Singapore ("Global Seller"), which provides that, upon the terms and subject to the conditions set forth therein, the Company shall purchase from the Global Seller, and the Global Seller shall sell to the Company, the entire issued and outstanding share capital (the "Global Acquisition" and together with the India Acquisition, the "Transactions") of Agila Specialties Global Pte Ltd, a company incorporated in the Republic of Singapore ("Global Company" and together with India Company, the "Target Companies").

The aggregate base consideration payable at the closing of the Transactions is US $1.6 billion, subject to customary closing adjustments. In addition, an adjustment of up to US $250 million is payable at or following the closing of the Transactions, subject to certain conditions by Strides. The Company has obtained a commitment letter from Morgan Stanley Senior Funding, Inc. for a new $1 billion senior unsecured bridge term loan in connection with the Transactions, which together with internal sources including available cash and existing lines of credit, is expected to be sufficient to finance the Transactions.

The bridge term loan will be guaranteed by various subsidiaries of the Company and is subject to the negotiation of mutually acceptable definitive documentation, which will include customary representations and warranties, affirmative and negative covenants and events of default. Additionally, the lenders’ obligation to provide the bridge term loan is subject to the satisfaction of specified conditions, including consummation of the Transactions in accordance with the terms of the SPAs, the accuracy of specified representations, the absence of specified defaults, the delivery of a certificate on behalf of the Company with respect to the solvency (on a consolidated basis) of the Company and its subsidiaries, taken as a whole, immediately after the consummation of the transactions contemplated by the SPAs, and other customary conditions.

The Transactions are expected to close in the fourth quarter of 2013, subject to regulatory approvals and certain closing conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of each of the SPAs, which the Company intends to file with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2013.

Item 2.02 Results of Operations and Financial Condition.
On February 27, 2013, the Company issued a press release reporting its financial results for the period ended December 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 27, 2013, the Company issued a press release announcing that the Company's Board of Directors has approved the repurchase of up to $500 million of the Company's common stock in the open market and through other methods. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 27, 2013, the Company issued a press release announcing the execution of the SPA. A copy of the press release regarding the transaction is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release announcing the Company's 2012 financial results and share repurchase dated February 27, 2013.
99.2	Press release announcing entry into a material definitive agreement dated February 27, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date:	February 27, 2013	By:	/s/ John D. Sheehan
John D. Sheehan Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the Company's 2012 financial results and share repurchase dated February 27, 2013.
99.2	Press release announcing entry into a material definitive agreement dated February 27, 2013.